Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Number 333-96687) of Pepco Holdings, Inc. of our report dated December 20, 2005 relating to the financial statements of the Pepco Holdings, Inc. Retirement Savings Plan for Management Employees, which appears in this Form 11-K.

PricewaterhouseCoopers LLP Washington, DC December 20, 2005